UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 29, 2018

VIGILANT DIVERSIFIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206963	47-4543540
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1100, Newport Beach, CA 92660

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (949) 438-1040

433 N. Camden Drive, Suite 600, Beverly Hills, CA 92660

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

Hateley & Hampton

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660-8011

Phone: (949) 438-1040

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

(a) Share Exchange Agreement. On October 29, 2018, Vigilant Diversified Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with FUGA, Inc. (“FUGA”) and 60% of its shareholders (the “FUGA Shareholders”). Under the terms of the Share Exchange Agreement, if 100% of the FUGA Shareholders agree to exchange all of their respective shares in FUGA, Inc., they will receive 5,500,000 shares of the Company’s common stock, par value $0.0001 (the “Vigilant Shares”). The FUGA Shareholders will each be allocated the 5,500,000 shares if 100% of the FUGA Shareholders execute the Share Exchange Agreement. The Vigilant Shares will be issued to the FUGA Shareholders based on their respective holdings in FUGA. The Share Exchange Agreement is subject to various closing conditions, which must either be satisfied or waived by the Company.

The foregoing description of the Share Exchange Agreement and the respective parties is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Items 5.03 Amendments to Articles of Incorporation or Bylaws.

On October 29, 2018, the Company amended its Articles of Incorporation to: (i) increased its authorized common stock from 100,000,000, $0.0001 par value to 500,000,000, $0.0001 par value; and (ii) increase its 10,000,000, $0.0001 par value preferred stock to 50,000,000, $0.0001 par value preferred stock.

The Amended and Restated Articles of Incorporation described above is filed as an exhibit to this Current Report on Form 8-K. The description is qualified in its entirety by reference to the full extent of such document.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company intends to file the financial statements of FUGA, Inc. required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of this Current Report on Form 8-K is required to be filed.

(b) Pro forma Financial Information

The Company intends to file the pro forma financial information required by Items 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

3.1.1	Amended and Restated Articles of Incorporation dated October 29, 2018

10.1	Share Exchange Agreement dated October 29, 2018*

* Schedules to the Share Exchange Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedule to the U.S. Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

VIGILANT DIVERSIFIED HOLDINGS, INC.

Date: November 13, 2018	/s/ Donald P. Hateley
Donald P. Hateley
Chief Executive Officer